UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2015

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers.

On November 15, 2015, Scott Kinney resigned as Senior Vice President of Capella Education Company (the “Company”) and as President of its primary subsidiary Capella University, effective December 10, 2015. Effective as of November 16, 2015, Dr. Richard Senese has been appointed the Interim President of Capella University, in addition to his current role as Chief Academic Officer. Mr. Kinney will no longer be an officer of the Company effective November 16, 2015, but will remain an employee until December 10, 2015. In connection with Mr. Kinney’s resignation, his agreement to cooperate with the Company for one year to facilitate a smooth transition, and his execution of a customary release of claims, the Company has agreed to provide compensation and benefits he would have received for a termination other than for cause under its Senior Executive Severance Plan and incentive plans as those elements are described in our proxy statement for our 2015 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: November 16, 2015	By	/s/ Renee L. Jackson
Renee L. Jackson
Vice President and General Counsel